EXHIBIT 99.1


                      WERNER ENTERPRISES, INC.
                         14507 Frontier Road
                           P.O. Box 45308
                       Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                       Contact:  John J. Steele
---------------------
                             Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036


                WERNER ENTERPRISES TO PARTICIPATE IN
                  TWO UPCOMING INVESTOR CONFERENCES

Omaha, Nebraska; May 11, 2009:
-----------------------------

     Werner Enterprises, Inc. (NASDAQ:WERN) ("Werner"), one of the nation's largest truckload transportation and logistics companies, announced that it will participate in two upcoming investment conferences during the months of May and June.

     Werner will first participate in the 2nd Annual Wolfe Research Global Transportation Conference on Tuesday, May 19, 2009 at the Fordham University School of Law in New York City, New York. Werner will be represented at the conference by Derek J. Leathers, Senior Executive Vice President and Chief Operating Officer, and John J. Steele, Executive Vice President, Treasurer and Chief Financial
Officer. Mr. Leathers will provide a ten-minute presentation on Werner's business and operations and participate in a 25-minute Q&A panel discussion with two other transportation and logistics companies. Following the presentation and panel discussion, Mr. Leathers and Mr. Steele will host an informal breakout session with investors. The presentation and panel discussion will begin at 8:00 a.m. EDT and will be approximately 55 minutes in length. The 30-minute breakout session will begin at 9:00 a.m. EDT.

     A live audio webcast of the presentation and panel discussion and the investor materials provided at the Wolfe Research conference will be available on the internet and publicly accessible through the "Investor Information" link on the Werner website at www.werner.com. The investor materials and a replay of the webcast presentation and panel discussion will then be archived and available on the website during the 30-day period following the conference date.

     Werner will also participate in the 2009 KeyBanc Capital Markets Industrial, Automotive and Transportation Conference on Tuesday, June 2, 2009 at the InterContinental Hotel in Boston, Massachusetts. Mr. Steele and H. Marty Nordlund, Senior Executive Vice President, will represent Werner at the conference. They will present a business overview of Werner to the investment community during a series of 50-minute small group and general presentation meetings with investors. The meetings will be conducted from 8:00 a.m. to approximately 5:00 p.m. EDT.

     The materials presented to investors at the KeyBanc Capital Markets conference will be available on the internet and publicly accessible on the aforementioned Werner website on the day prior to the conference, Monday, June 1, 2009. The investor materials will

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also  be  archived  and available on the website  during  the  30-day period following the conference date.

     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout the United States, Canada, Mexico, Asia, Europe and South America. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices throughout North America and China. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated, medium-to-long-haul, regional and local van capacity, expedited, temperature-controlled and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight Forwarder in China, China NVOCC, TSA-approved Indirect Air Carrier and IATA Accredited Cargo Agent.

     Werner Enterprises, Inc.'s common stock trades on the NASDAQ Global Select MarketSM under the symbol "WERN". For further
information   about   Werner,  visit   the   company's   website   at
www.werner.com.

     This press release, as well as the investor materials and the oral public statements made by a Werner representative during the conference presentations and webcast announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements are based on information currently available to Werner's management and are current only as of the date made. For that reason, undue reliance should not be placed on any such forward-looking statement. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2008. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.